Exhibit 1.1
AMB PROPERTY, L.P.
$500,000,000 Series C Medium-Term Notes
Due 9 Months or More from Date of Issue
DISTRIBUTION AGREEMENT
August 10, 2006

August 10, 2006
Morgan Stanley & Co. Incorporated
A.G. Edwards & Sons, Inc.
Banc of America Securities LLC
Scotia Capital (USA) Inc.
Commerzbank Capital Markets Corp.
Wachovia Capital Markets LLC
J.P. Morgan Securities Inc.
Wells Fargo Securities, LLC
PNC Capital Markets LLC
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Dear Ladies and Gentleman:
     AMB Property, L.P., a Delaware limited partnership (the “Operating Partnership”), confirms its agreement with each of you with respect to the issue and sale from time to time by the Operating Partnership of up to $500,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies) aggregate initial public offering price of Series C medium-term notes due from 9 months or more from date of issue (the “Notes”), which amount may be increased from time to time in accordance with the Indenture (as defined below). The Notes are guaranteed (the “Guarantees”) by AMB Property Corporation, a Maryland corporation and the sole general partner of the Operating Partnership (the “Guarantor”). The Notes will be issued pursuant to the provisions of an Indenture and the Seventh Supplemental Indenture dated as of August 10, 2006 (together, the “Indenture”), and each by and among the Operating Partnership, the Guarantor and U.S. Bank National Association, a national association organized and existing under the laws of the United States of America, as successor-in-interest to State Street Bank and Trust Company of California, N.A., as trustee (the “Trustee”), and will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.
     As used herein, the “Company” shall include the Operating Partnership, the Guarantor and each of the subsidiaries of the Operating Partnership or the Guarantor which is a significant subsidiary as defined in Rule 405 of Regulation C of the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Subsidiary,” and, collectively, the “Subsidiaries”).
     The Operating Partnership hereby appoints Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and each other agent set forth on Schedule I hereto (individually, an “Agent” and collectively, the “Agents”) as its agents, subject to Section 8 and the other terms and conditions herein set forth, for the purpose of soliciting and receiving offers to purchase Notes from the Operating Partnership by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use commercially reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Operating Partnership at such times and in such amounts as the

Operating Partnership shall from time to time specify. In addition, any Agent may also purchase Notes as principal pursuant to the terms of a Terms Agreement relating to such sale in accordance with the provisions of Section 2(b) hereof. The Operating Partnership reserves the right to sell Notes through one or more additional agents or directly to or through certain investment banking firms as underwriters for resale to the public. The Operating Partnership has additionally reserved the right to sell Notes to investors on its own behalf in those jurisdictions where it is authorized to do so. No commission will be payable to the Agents on any Notes sold as described in the immediately preceding two sentences.
The Operating Partnership and the Guarantor have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-135210 ), including a prospectus, relating to debt securities of the Operating Partnership and guarantees of the debt securities by the Guarantor. Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), including the documents incorporated therein by reference and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act, but excluding the statement of eligibility of the trustee on Form T-1, is hereinafter referred to as the “Registration Statement.” The Operating Partnership proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act “Rule 424”), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus covering the Notes in the form first used to confirm each sale of the Notes (or in the form first made available by the Operating Partnership and Guarantor to meet requests of Purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement filed by the Operating Partnership and the Guarantor pursuant to Rule 424 on August 10, 2006, and any other prospectus supplements and/or the pricing supplements issued from time to time (each such supplement a “Prospectus Supplement”) specifically relating to or setting forth the terms of the Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. The term “preliminary prospectus” means any preliminary form of the Prospectus. The term “Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act. The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Notes, including a Term Sheet (as defined below), if any, that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that constitutes a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). The term “Time of Sale” in respect of the Notes means any time at or prior to the confirmation of any sales of any such Notes. The term “Time of Sale Prospectus” means the Basic Prospectus, each Prospectus Supplement and/or Term Sheet (as defined below), if any, and each Issuer Free Writing Prospectus, if any, that has been prepared by or on behalf of the Operating Partnership or Guarantor relating to such Notes as of such Time of Sale. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus,” “preliminary prospectus” and “Time of Sale Prospectus” shall include, in each case, the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, Prospectus, preliminary prospectus, the Time of Sale Prospectus or any Issuer Free Writing Prospectus shall include all documents deemed to be incorporated by reference therein that are filed subsequent to the date of the Basic Prospectus by the Operating Partnership or the Guarantor with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     1. Representations and Warranties. The Operating Partnership and the Guarantor, jointly and severally, represent and warrant to and agree with each Agent as of the Commencement Date, as of each date on which an Agent solicits offers to purchase Notes, as of each date on which the Operating Partnership accepts an offer to purchase Notes (including any purchase by an Agent as principal pursuant to a Terms Agreement), as of each date the Operating Partnership issues and delivers Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):
     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Operating Partnership and the Guarantor, threatened by the Commission.
     (b) Except for statements in such documents which do not constitute part of the Registration Statement or Prospectus pursuant to Rule 412 of Regulation C under the Securities Act, (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus or Time of Sale Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus complied when originally filed, comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (iv) the Prospectus and the Time of Sale Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (A) the representations and warranties set forth in this paragraph 1(b) do not apply to (1) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Agent furnished to the Operating Partnership in writing by such Agent expressly for use therein, which are the names of the Agents in the first paragraph, the second, third, fourth and fifth sentences of the third paragraph, the first sentence of the fifth paragraph, beginning with the language “but have been advised....”, the sixth paragraph and the last paragraph (it being understood that Wachovia Capital Markets, LLC shall be solely responsible for the contents of this last paragraph) under the heading “Supplemental Plan of Distribution,” or (2) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee and (B) the representations and warranties set forth in clauses 1(b)(iii) and 1(b)(iv) above, when made as of the Commencement Date or as of any date on which an Agent solicits offers to purchase Notes or on which the Operating Partnership accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus or the Prospectus Supplement.
     (c) Any Issuer Free Writing Prospectus that the Operating Partnership or the Guarantor is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Operating Partnership or the Guarantor complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. In connection with any offering of Notes, except for any Issuer Free Writing Prospectuses each furnished to the Agents offering or purchasing such Notes before first use, neither the Operating Partnership nor the Guarantor has prepared, used or referred to, and will not, without the prior written consent of each such Agent, which consent will not be unreasonably withheld, prepare, use or refer to, any Issuer Free Writing Prospectus.
     (d) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, and has all power and authority necessary to own, lease and operate its properties and to conduct the businesses in which it is engaged or proposes to engage as described in the Prospectus and the Time of Sale Prospectus, if applicable, and to enter into and perform its obligations under this Distribution Agreement, the Guarantees, the Indenture and any applicable Written Terms Agreement (as hereinafter defined). The Guarantor is duly qualified or registered as a foreign corporation and is in good standing in California and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not result in a material adverse effect on the consolidated financial position, results of operations or business of the Operating Partnership, the Guarantor and their subsidiaries, taken as a whole (a “Material Adverse Effect”).
     (e) The Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Delaware and is in good standing under the Delaware Revised Uniform Limited Partnership Act with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and the Time of Sale Prospectus, if applicable, and to enter into and perform its obligations under this Distribution Agreement, the Notes, the Indenture, the Calculation Agency Agreement between the Operating Partnership and the Trustee (the “Calculation Agency Agreement”) and any applicable Written Terms Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in California and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not have Material Adverse Effect. The Guarantor is the sole general partner of the Operating Partnership and owns the percentage interest in the Operating Partnership as set forth or incorporated by reference in the Prospectus and the Time of Sale Prospectus, if applicable.
     (f) Each Subsidiary has been, as the case may be, duly incorporated or organized, is validly existing as a partnership, corporation or limited liability company in good standing under the laws of its respective jurisdiction of organization, has the corporate, partnership or other power and authority to own its property and to conduct its business as described in the Prospectus and the Time of Sale Prospectus, if applicable. Each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or other ownership interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth or incorporated by reference in the Prospectus and Time of Sale Prospectus, if applicable, are owned directly or indirectly by the Operating Partnership or the Guarantor, free and clear of all liens, encumbrances, equities or claims.
     (g) Each of the joint venture partnerships or limited liability companies that is consolidated in the consolidated financial statements of the Guarantor or that is listed in the Guarantor’s or the Operating Partnership’s most recent Annual Report on Form 10-K and/or, if it contains a more recent list or supplemental list of such joint venture partnerships or limited liability companies, most recent Quarterly Report on Form 10-Q (the “Joint Ventures”) has been duly formed and is validly existing as a limited partnership or limited liability company in good standing under the laws of its state of organization, with power and authority to own, lease and operate its properties and to conduct the business in which it is engaged, except where the failure to be duly formed, validly existing or in good standing or where to own, lease and operate its properties and to conduct business would not have a Material Adverse Effect. Each Joint Venture is duly qualified or registered as a foreign limited partnership or limited liability company to transact business in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, the Operating Partnership, the Guarantor or a subsidiary of the Operating Partnership or the Guarantor owns the percentage of the partnership or other equity interest in each of the Joint Ventures as set forth in the Guarantor’s or the Operating Partnership’s most recent Annual Report on Form 10-K and/or, if it contains a more recent list or supplemental list of such joint venture partnerships or limited liability companies, most recent Quarterly Report on Form 10-Q (the “Joint Venture Interests”), and each of the Joint Venture Interests is validly issued and fully paid and free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for any security interest, mortgage, pledge, lien, encumbrance, claim or equity which would not, singly or in the aggregate, have a Material Adverse Effect. The Operating Partnership and the Guarantor

have no other interests in joint venture partnerships or limited liability companies in which unrelated third parties have interests which are, individually or in the aggregate material to the consolidated financial position, results of operations or business of the Operating Partnership, the Guarantor and their subsidiaries, taken as a whole, other than as set forth in the Guarantor’s or the Operating Partnership’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q or as reflected in the financial statements and schedules therein.
     (h) This Distribution Agreement, the Calculation Agency Agreement and any applicable Written Terms Agreement have been duly authorized, executed and delivered by the Operating Partnership and the Guarantor and constitute the valid and binding agreement of each of them, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.
     (i) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Operating Partnership and the Guarantor and is a valid and binding agreement of each of them, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.
     (j) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Operating Partnership, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.
     (k) The Guarantees have been duly authorized and, when executed and the Notes are authenticated in accordance with the provisions of the Indenture, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.
     (l) The Notes, the Guarantees and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and Time of Sale Prospectus, if applicable, and will be in substantially the respective forms filed as exhibits to the Registration Statement.
     (m) All of the issued and outstanding partnership units of the Operating Partnership (the “Units”) have been duly and validly authorized and issued and conform to the description thereof contained or incorporated by reference in the Prospectus and

Time of Sale Prospectus, if applicable. The Units owned by the Guarantor are owned directly by the Guarantor, free and clear of all liens, encumbrances, equities or claims.
     (n) The execution and delivery by the Operating Partnership and the Guarantor of, and the performance by each of the Operating Partnership and the Guarantor of its respective obligations under, this Distribution Agreement, the Notes, the Guarantees, the Indenture, the Calculation Agency Agreement and any applicable Written Terms Agreement and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, joint venture agreement, partnership agreement, limited liability company agreement or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such conflicts, breaches or violations which would not, singly or in the aggregate, have a Material Adverse Effect, (ii) result in any violation of the provisions of the charter, by-laws, certificate of limited partnership, partnership agreement or other organizational documents of the Operating Partnership, the Guarantor or any Subsidiary, as the case may be, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, except where such noncompliance or violation of any such statute, order, rule or regulation would not, singly or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution and delivery by the Operating Partnership and the Guarantor of, and the performance by each of the Operating Partnership and the Guarantor of its respective obligations under, this Distribution Agreement, the Notes, the Guarantees, the Indenture, the Calculation Agency Agreement and any applicable Written Terms Agreement and the consummation of the transactions contemplated hereby and thereby, except for (A) the registration of the Notes under the Securities Act or the rules and regulations thereunder and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act, Exchange Act of 1934, the Trust Indenture Act, or the rules and regulations thereunder, and applicable state and foreign securities laws in connection with issuance, offer and sale of the Notes or (B) consents, approvals, authorizations, orders, filings or registrations that will be completed on or prior to the Commencement Date or in connection with the issuance of Notes.
     (o) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement, the Prospectus and Time of Sale Prospectus, if applicable, and are not so described or incorporated by reference, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, incorporated by reference or filed as required.
     (p) None of the Operating Partnership, the Guarantor or any Subsidiary is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, none will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (q) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Operating Partnership, the Guarantor and their subsidiaries, taken as a whole, from that set forth or incorporated by reference in the Prospectus and the Time of Sale Prospectus, if applicable. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described in or contemplated by the Prospectus or a document incorporated therein by reference, (i) the Company has not incurred any liability or obligation, direct or contingent, nor entered into any transaction not in the ordinary course of business that is material with respect to the Operating Partnership, the Guarantor and their subsidiaries, taken as a whole; and (ii) there has not been any change in the capital stock or increase in the short-term debt or long-term debt that is, in either case, material with respect to the Operating Partnership, the Guarantor and their subsidiaries, taken as a whole (excluding Notes issued under the medium-term note program established by this Distribution Agreement and excluding debt resulting from a draw down on the credit facilities of the Operating Partnership, the Guarantor or any of their subsidiaries).
     (r) Except as disclosed or incorporated by reference in the Prospectus and the Time of Sale Prospectus, if applicable, the Guarantor, the Operating Partnership and their respective subsidiaries each has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property referred to therein as owned or leased by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to therein or which would not materially affect the value thereof or materially interfere with the use made or to be made by them.
     (s) Except as disclosed or incorporated by reference in the Prospectus, and the Time of Sale Prospectus, if applicable: The Operating Partnership and the Guarantor each has no knowledge of any of the following which could have a Material Adverse Effect: (1) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the properties currently owned by it or any of its subsidiaries or any of the properties previously owned by it or any of its subsidiaries for which it retains any liability with respect to Hazardous Materials or (2) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties. In connection with the construction on or operation and use of the properties owned by the Operating Partnership, the Guarantor or any of their respective subsidiaries, the Operating Partnership and the Guarantor each represents that it has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

     (t) The independent auditors of the Company, who have certified certain financial statements in the Registration Statement, whose report appears in the Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder during the periods covered by the financial statements on which they reported contained in the Prospectus and the Time of Sale Prospectus, if applicable.
     (u) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Prospectus or the Time of Sale Prospectus, if applicable, or in a document incorporated by reference therein.
     (v) The Company possesses all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct its businesses, except where the failure to possess such certificates, authorizations and permits would not result in a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in or contemplated by the Prospectus or the Time of Sale Prospectus, if applicable, or in a document incorporated by reference therein.
     (w) The Company has filed all Federal, state, and local income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so file or pay would not have a Material Adverse Effect.
     (x) The financial statements (including the notes thereto) included in the Registration Statement and the Prospectus and the Time of Sale Prospectus, if applicable, present fairly in all material respects the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated or incorporated by reference in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis. The supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated or incorporated by reference therein. The financial information and data included in the Registration Statement, the Prospectus and the Time of Sale Prospectus, if applicable, present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the books and records of the respective entities presented therein. Pro forma financial information included or incorporated by reference in the Prospectus and the Time of Sale Prospectus, if applicable, has been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the Securities Act, and the necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of such information, and, in management’s opinion, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
     (y) The Company is currently in compliance with all presently applicable provisions of the Americans with Disabilities Act, except for such noncompliance which would not, singly or in the aggregate, have a Material Adverse Effect, and no failure of the Company to comply with all presently applicable provisions of the Americans with Disabilities Act would have a Material Adverse Effect.
     (z) The Guarantor has elected to be taxed as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with its taxable year ended December 31, 1997; the Guarantor has qualified and expects that it will continue to qualify as a “real estate investment trust” under the Code beginning with its taxable year ended December 31, 1997, and will continue to qualify as a “real estate investment trust” under the Code after consummation of the transactions contemplated by the Prospectus; and the Guarantor’s present and contemplated operations, assets and income will enable it to meet the requirements for qualification as a “real estate investment trust” under the Code.
     2. Solicitations as Agent; Purchases as Principal.
     (a) Solicitations as Agent. In connection with an Agent’s actions as agent hereunder, such Agent agrees to use commercially reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.
     The Operating Partnership reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. As soon as practicable, but in any event not later than one business day after written notice from the Operating Partnership, the Agents will forthwith suspend solicitations of offers to purchase Notes from the Operating Partnership until such time as the Operating Partnership has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, however, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as such Agent may request.

     The Operating Partnership agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the percentage set forth below of the purchase price of such Note:

Term	Commission Rate
From 9 months to less than 1 year	.125%
From 1 year to less than 18 months	.150%
From 18 months to less than 2 years	.200%
From 2 years to less than 3 years	.250%
From 3 years to less than 4 years	.350%
From 4 years to less than 5 years	.450%
From 5 years to less than 6 years	.500%
From 6 years to less than 7 years	.550%
From 7 years to less than 10 years	.600%
From 10 years to less than 15 years	.625%
From 15 years to less than 20 years	.700%
From 20 years to less than 30 years	.750%
From 30 years and beyond	To be Negotiated
     Each Agent shall communicate to the Operating Partnership, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Operating Partnership. The Operating Partnership shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that it, in its reasonable discretion, considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein. Each Agent shall make commercially reasonable efforts to assist the Operating Partnership in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Operating Partnership. The procedural details relating to the issue and delivery of Notes sold by the Agents as agents and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined). All Notes sold through an Agent as agent will be sold at 100% of their principal amount, unless otherwise agreed to by the Operating Partnership and such Agent or provided in the applicable Note or pricing supplement.
     (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Distribution Agreement. In connection with each such sale, the Operating Partnership will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each

Terms Agreement will take the form of either (i) a written agreement between such Agent and the Operating Partnership, which, unless otherwise agreed by the Operating Partnership and such Agent, may be substantially in the form of Exhibit A hereto (a “Written Terms Agreement”), or (ii) an oral agreement between such Agent and the Operating Partnership confirmed in writing by such Agent to the Operating Partnership.
     An Agent’s commitment to purchase Notes as principal pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Operating Partnership and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Operating Partnership for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each purchase of Notes by an Agent as principal, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Section 2(a) above. Each such Terms Agreement may also specify any requirements for officers’ certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent.
     Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by an Agent as principal pursuant to a Terms Agreement is referred to herein as a “Settlement Date.”
     Unless otherwise specified in a Terms Agreement, if an Agent is purchasing Notes as principal it may resell such Notes to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Prospectus or the Time of Sale Prospectus relating to such Notes.
     (c) Administrative Procedures. The Agents and the Operating Partnership and the Guarantor agree to perform their respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit B) (the “Administrative Procedures”), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Operating Partnership, the Guarantor and the Agents.
     (d) Delivery. The documents required to be delivered by Section 4 of this Distribution Agreement as a condition precedent to each Agent’s obligation to begin soliciting offers to purchase Notes as an agent of the Operating Partnership shall be delivered at the office of Latham & Watkins LLP, counsel for the Operating Partnership and the Guarantor, not later than 9:00 A.M., San Francisco time, on the date hereof, or at such other time and/or place as the Agents and the Operating Partnership and the Guarantor may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which the Agents begin soliciting offers to purchase Notes and (ii) the first date on which the Operating Partnership accepts any offer by an Agent to purchase Notes as principal pursuant to a Terms Agreement. The date of delivery of such documents is referred to herein as the “Commencement Date.”
     (e) Free Writing Prospectus. With respect to any offering of the Notes, the Agents will furnish to the Operating Partnership and the Guarantor any Operating Partnership information or Guarantor information that the Operating Partnership or the Guarantor would be required to file with the Commission pursuant to Rule 433(d) under the Securities Act, and the Agents will not use or refer to any such information to which the Operating Partnership or the Guarantor objects.
     (f) Obligations Several. The Operating Partnership and the Guarantor acknowledge that the obligations of the Agents under this Distribution Agreement are several and not joint.
     3. Agreements. The Operating Partnership and the Guarantor agree with each Agent that:
     (a) With respect to any offering of Notes, the Operating Partnership and the Guarantor will furnish to each Agent offering or purchasing such Notes a copy of each proposed Issuer Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Operating Partnership or the Guarantor relating to such offering of Notes and neither the Operating Partnership nor the Guarantor will use or refer to any such Issuer Free Writing Prospectus to which the Agents object.
     (b) Neither Operating Partnership nor the Guarantor will take any action that would result in an Agent, the Operating Partnership or the Guarantor being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by an Agent or on an Agent’s behalf that such Agent would otherwise not have been required to file thereunder.
     (c) If the Time of Sale Prospectus is being used to solicit offers to buy Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel to the Operating Partnership and the Guarantor or counsel to the Agents, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Operating Partnership and the Guarantor will forthwith prepare, file with the Commission and furnish, at the Operating Partnership and Guarantor’s expense, to each Agent and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented will comply with applicable law.
     (d) Prior to the termination of the offering of the Notes pursuant to this Distribution Agreement or pursuant to any Terms Agreement, the Operating Partnership and the Guarantor will not file any Time of Sale Prospectus or Prospectus Supplement (including any pricing supplement) relating to the Notes or any amendment to the Registration Statement relating to the Notes unless the Operating Partnership and the Guarantor have previously furnished to the Agents copies thereof for their review and will not file any such proposed supplement or amendment to which the Agents reasonably object; provided, however, that (i) the foregoing requirement shall not apply to any of the Company’s filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act and (ii) any Prospectus Supplement that merely sets forth the terms or a description of particular Notes shall only be reviewed and approved by the Agent or Agents offering or purchasing such Notes. Subject to the foregoing sentence, the Operating Partnership and the Guarantor will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Operating Partnership and the Guarantor will promptly advise the Agents (A) of the filing of any amendment or supplement to the Basic Prospectus (except that notice of the filing of an amendment or supplement to the Basic Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Agent or Agents offering or purchasing such Notes and the Operating Partnership and the Guarantor shall not be required to so advise the Agents of the filing of its filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act), (B) of the filing and effectiveness of any amendment to the Registration Statement, except for the filing of its filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Operating Partnership and the Guarantor will use best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.
     (e) If, at any time when a prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act), as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the opinion of the Agents or in the opinion of the Operating Partnership and the Guarantor, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Operating Partnership and the Guarantor will immediately notify the Agents by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Operating Partnership and the Guarantor, the Agents shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Operating Partnership and the Guarantor shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise the Agents promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to the Agents, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If the documents, certificates, opinions and letters furnished to the Agents pursuant to Sections 3(g), 5(a), 5(b) and 5(c) hereof in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this paragraph, until the distribution of any Notes an Agent may own as principal has been completed, if any event described above in this paragraph occurs, the Operating Partnership and the Guarantor will, at their own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to such Agent and the Operating Partnership and the Guarantor, will supply such amended or supplemented Prospectus to such Agent in such quantities as it may reasonably request and shall furnish to such Agent pursuant to Sections 3(g), 5(a), 5(b) and 5(c) hereof such documents, certificates, opinions and letters specified therein in connection with the preparation and filing of such amendment or supplement.
     (f) Each of the Operating Partnership and the Guarantor will make generally available to its respective security holders and to the Agents as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Operating Partnership’s and the Guarantor’s respective fiscal quarter next following the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Operating Partnership’s and the Guarantor’s respective fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

     (g) The Operating Partnership and the Guarantor will furnish without charge, (i) to each Agent, a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as such Agent may reasonably request and (ii) to each Agent that purchases Notes as principal pursuant to a Terms Agreement or solicits an offer to purchase Notes that is accepted by the Operating Partnership, as many copies of the Prospectus, as then amended or supplemented (including the Time of Sale Prospectus and the Prospectus Supplement relating to the Notes to be purchased pursuant to such Terms Agreement or accepted offer), as such Agent may reasonably request.
     (h) The Operating Partnership and the Guarantor will endeavor to qualify the Notes and the Guarantees for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for as long as the Agents shall reasonably request.
     (i) The Operating Partnership and the Guarantor shall furnish to the Agents such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, any Time of Sale Prospectus, the Indenture, the Notes, this Distribution Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request.
     (j) The Operating Partnership and the Guarantor, as applicable, shall notify the Agents promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded the Company, any of the Operating Partnership’s or the Guarantor’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (k) The Operating Partnership and the Guarantor will, whether or not any sale of Notes is consummated or this Distribution Agreement or any Terms Agreement is terminated, pay all expenses incident to the performance of its obligations under this Distribution Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement, the Prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Operating Partnership or the Guarantor and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes and the Guarantees, (iii) the fees and disbursements of the Company’s counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Notes and Guarantees under securities or Blue Sky laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Agents of copies of any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) any expenses incurred by the Company in connection with a “road show” presentation to potential investors, (ix) the reasonable fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, and (x) any out-of-pocket expenses incurred by the Agents; provided that any advertising expenses incurred by the Agents shall have been approved by the Operating Partnership and the Guarantor.
     (l) During the period beginning the date of any Terms Agreement in connection with the purchase of Notes by an Agent as principal and continuing to and including the Settlement Date with respect to such Terms Agreement, neither the Operating Partnership nor the Guarantor will, without such Agent’s prior written consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Operating Partnership or the Guarantor or warrants to purchase debt securities of the Operating Partnership or the Guarantor substantially similar to such Notes (other than (i) the Notes that are to be sold pursuant to such Terms Agreement, (ii) Notes previously agreed to be sold by the Operating Partnership or the Guarantor and (iii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in such Terms Agreement.
     (m) Unless otherwise notified by the Agents, the Operating Partnership and the Guarantor will prepare a final term sheet (a “Term Sheet”) relating to each offering of the Notes, containing only information that describes the final terms of the Notes or the offering, in a form consented to by the Agents, and will file such Term Sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the Notes.
     4. Conditions of the Obligations of the Agents. Each Agent’s obligation to solicit offers to purchase Notes as agent of the Operating Partnership, each Agent’s obligation to purchase Notes as principal pursuant to any Terms Agreement and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Operating Partnership and the Guarantor herein, to the accuracy of the statements of the Company’s officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent’s obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of an Agent’s or any other purchaser’s obligation to purchase Notes, at the time the Operating Partnership accepts the offer to purchase such Notes and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified:
     (a) Prior to such solicitation or purchase, as the case may be:
     (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Operating Partnership, the Guarantor and their subsidiaries, taken as a whole, from that set forth in the Time of Sale

Prospectus, as amended or supplemented (including by incorporation by reference) at the time of such solicitation or at the time such offer to purchase was made, that, in the judgment of the relevant Agent, is material and adverse and that makes it, in the judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Time of Sale Prospectus, as so amended or supplemented;
     (ii) there shall not have occurred any (A) suspension or material limitation of trading generally on or by the New York Stock Exchange or a material disruption in securities settlement or clearance services, (B) suspension of trading of any securities of the Operating Partnership or the Guarantor on any exchange or in any over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, including, without limitation, an act of terrorism, that, in the judgment of the relevant Agent, is material and adverse and, in the case of any of the events described in clauses 4(a)(ii)(A) through 4(a)(ii)(D), such event, singly or together with any other such event, makes it, in the judgment of such Agent, impracticable or inadvisable to proceed with the offer, sale or delivery or marketing of the Notes on the terms and in the manner contemplated by the Time of Sale Prospectus, as amended or supplemented (including by incorporation by reference) at the time of such solicitation or at the time such offer to purchase was made; and
     (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Operating Partnership, the Guarantor or any of their respective securities or the rating outlook for any of them by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;
     (A) except, in each case described in Section 4(a)(i), 4(a)(ii) or 4(a)(iii) above, as disclosed to the relevant Agent in writing by the Operating Partnership and the Guarantor prior to such solicitation or, in the case of a purchase of Notes, as disclosed to the relevant Agent before the offer to purchase such Notes was made; or
     (B) unless in each case described in Section 4(a)(ii) above, the relevant event shall have occurred and been known to the relevant Agent before such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.
     (b) On the Commencement Date and, if called for by any Terms Agreement , on the corresponding Settlement Date, the relevant Agents shall have received:

     (i) An opinion or opinions, dated as of such date, of Latham & Watkins LLP, special counsel for the Operating Partnership and the Guarantor, in form and substance satisfactory to the Agents and substantially in the form attached hereto as Exhibit C-1.
     (ii) An opinion or opinions, dated as of such date, of Latham & Watkins LLP, special tax counsel for the Operating Partnership and the Guarantor, in form and substance satisfactory to the Agents and substantially in the form attached hereto as Exhibit C-2.
     (iii) A letter, dated as of such date, of Latham & Watkins LLP, special counsel for the Operating Partnership and the Guarantor, in form and substance satisfactory to the Agents and substantially in the form attached hereto as Exhibit C-3.
     (iv) An opinion, dated as of such date, of Tamra D. Browne, General Counsel to the Operating Partnership and the Guarantor, in form and substance satisfactory to the Agents and substantially in the form attached hereto as Exhibit D.
     (v) An opinion, dated as of such date, of Ballard Spahr Andrews & Ingersoll, LLP, Maryland corporate counsel for the Guarantor, in form and substance satisfactory to the Agents and substantially in the form attached hereto as Exhibit E.
     (vi) An opinion or opinions, dated as of such date, of Gibson, Dunn & Crutcher LLP, counsel for the Agents, in form and substance satisfactory to the Agents.
     The opinions of Latham & Watkins LLP, the General Counsel to the Operating Partnership and the Guarantor and Ballard Spahr Andrews & Ingersoll, LLP described in paragraphs (i), (ii) and (iii) above shall be rendered to the Agents at the request of the Operating Partnership and the Guarantor and shall so state therein.
     (c) On the Commencement Date and, if called for by any Terms Agreement with respect to the purchase of Notes by any Agent as principal, on the corresponding Settlement Date, the relevant Agents shall have received a certificate, dated the Commencement Date or such Settlement Date, as the case may be, in form and substance reasonably satisfactory to such Agents and signed by an executive officer of the Guarantor, on behalf of the Guarantor and on behalf of the Guarantor as sole General Partner of the Operating Partnership, to the effect set forth in Sections 4(a)(i) and 4(a)(iii) and to the effect that the representations and warranties of the Operating Partnership and the Guarantor contained in this Distribution Agreement are true and correct as of such date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date. The officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (d) On the Commencement Date and, if called for by any Terms Agreement with respect to the purchase of Notes by any Agent as principal, on the corresponding Settlement Date, the relevant Agents shall have received from the Company’s independent public accountants, a letter or letters, dated the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to such Agents containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus, as then amended or supplemented; provided that each letter so furnished shall use a cut-off date no more than three business days prior to the date of such letter.
     (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to the relevant Agents such appropriate further information, certificates and documents as they may reasonably request.
     5. Additional Agreements of the Operating Partnership and the Guarantor.
     (a) Each time the Registration Statement or Prospectus is amended or supplemented (including the filing of documents which are incorporated by reference in the Registration Statement or Prospectus, but excluding (i) amendments, supplements or the incorporation by reference of documents relating to the terms of a particular issue of the Notes or an offering of securities other than the Notes, (ii) pricing supplements, (iii) amendments or supplements providing solely for a change in the interest rates, redemption provisions, amortization schedules, maturities or similar changes with respect to the Notes, (iv) the filing by the Guarantor of a proxy statement for an annual or special meeting of shareholders, (v) the filing by the Operating Partnership or the Guarantor of a Current Report on Form 8-K, unless in the Agents’ reasonable judgment, the information contained in such report is of such a character that an officer’s certificate should be furnished and the Agents so specify in writing, or (vi) amendments or supplements reflecting a change that the Agents and the Operating Partnership and the Guarantor deem to be immaterial) or if specified in a Terms Agreement with respect to the purchase of Notes by any Agent as principal, the Operating Partnership and the Guarantor will deliver or cause to be delivered as soon as reasonably practicable to each Agent a certificate signed by an executive officer of the Guarantor, on behalf of the Guarantor and on behalf of the Guarantor as sole general partner of the Operating Partnership, dated the date of such amendment, supplement or filing of such incorporated document, or the date of delivery specified pursuant to a Terms Agreement with respect to the purchase of Notes by any Agent as principal, as the case may be, in form reasonably satisfactory to the Agents, to the effect that the statements contained in the certificate referred to in Section 4(c) hereof are true and correct in all material respects as of the time of such amendment, supplement or filing or specified delivery (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate) or, in lieu of such certificate, a certificate signed by an executive officer of the Guarantor, on behalf of the Guarantor and on behalf of the Guarantor as sole general partner of the Operating Partnership, dated the date of such amendment, supplement or filing or specified delivery, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the certificate referred to in Section 4(c) modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such amendment, supplement or filing or specified delivery.
     (b) Each time the Operating Partnership and the Guarantor furnish a certificate pursuant to Section 5(a) (excluding the filing of documents which are incorporated by reference in the Registration Statement or Prospectus as a result of the filing by the Operating Partnership or the Guarantor of a Quarterly Report on Form 10-Q, unless any Agent shall otherwise request in writing, and excluding the filing of documents which are incorporated by reference in the Registration Statement or Prospectus as a result of the filing by the Operating Partnership or the Guarantor of a Current Report on Form 8-K, unless any Agent shall otherwise reasonably request in writing,) or if specified in a Terms Agreement with respect to the purchase of Notes by any Agent as principal, the Operating Partnership and the Guarantor will furnish or cause to be furnished as soon as reasonably practicable to each Agent written opinions of independent and corporate counsel for the Operating Partnership and the Guarantor. Any such opinions shall be dated the delivery date of such opinion or the date of delivery specified pursuant to a Terms Agreement with respect to the purchase of Notes by any Agent as principal, as the case may be, shall be in a form reasonably satisfactory to the Agents and shall be of the same tenor as the opinions referred to in Sections 4(b)(i), (ii) and (iii), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions and with such other changes as are reasonably acceptable to the Agents. In lieu of such opinions, counsel last furnishing such an opinion to an Agent may furnish to each Agent a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter).
     (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement or Prospectus or if specified in a Terms Agreement with respect to the purchase of Notes by any Agent as principal, the Operating Partnership and Guarantor shall cause its independent public accountants to as soon as reasonably practicable furnish each Agent with a letter, dated the date of such amendment, supplement, or filing or the date of delivery specified pursuant to a Terms Agreement with respect to the purchase of Notes by any Agent as principal, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter; provided that each letter so furnished shall use a cut-off date no more than three business days prior to the date of such letter.

     6. Indemnity and Contribution.
     (a) The Operating Partnership and the Guarantor jointly and severally agree to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each of your affiliates within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Time of Sale Prospectus, any Issuer Free Writing Prospectus as defined in Rule 433(h) under the Securities Act, any Operating Partnership information or Guarantor information that the Operating Partnership or Guarantor has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented ), or arising out of or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Agent furnished to the Operating Partnership and the Guarantor in writing by such Agent expressly for use therein and as set forth in Section 1(b) hereof.
     (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Operating Partnership and the Guarantor, the Guarantor’s directors and the officers who sign the Registration Statement and each person, if any, who controls the Operating Partnership or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities from the Operating Partnership and the Guarantor to such Agent, but only with reference to information relating to such Agent furnished to the Operating Partnership or the Guarantor in writing by such Agent expressly for use in the Registration Statement, the Time of Sale Prospectus, any Issuer Free Writing Prospectus or the Prospectus or any amendments or supplements thereto and as set forth in Section 1(b) hereof.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 6(a) or 6(b) above, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agents, in the case of parties indemnified pursuant to Section 6(a), and by the Guarantor, in the case of parties indemnified pursuant to Section 6(b). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party in writing to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of each Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.
     (d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership and the Guarantor on the one hand and the Agents on the other hand from the offering of the Notes to which such losses, claims damages or liabilities relates or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Operating Partnership and the Guarantor on the one hand and of the Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Operating Partnership and the Guarantor on the one hand and the Agents on the other hand in connection with such offering of the Notes shall be deemed to be in the same respective proportions as the total net proceeds from such offering of the Notes (before deducting expenses) received by the Operating Partnership or the Guarantor bear to the total discounts and commissions received by the Agents in respect thereof as set forth in the Prospectus. The relative fault of the Operating Partnership and the Guarantor on the one hand and the Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership and the Guarantor or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Agents’ respective obligations to contribute pursuant to this Section 6 are several in the proportion that the principal amount of the Notes the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Notes the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities, and not joint.
     (e) The Operating Partnership and the Guarantor and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in Section 6(d) that were offered and sold to the public through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company contained in or made pursuant to this Distribution Agreement or any Terms Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Distribution Agreement or any such Terms Agreement, (ii) any investigation made by or on behalf of any Agent or any person controlling any Agent or by or on behalf of the Company, the Guarantor’s officers or directors or any person controlling the Operating Partnership or the Guarantor and (iii) acceptance of and payment for any of the Notes.
     7. Position of the Agents. In acting under this Distribution Agreement and in connection with the sale of any Notes by the Operating Partnership (other than Notes sold to an Agent as principal pursuant to a Terms Agreement), each Agent is acting solely as agent of the Operating Partnership and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. An Agent shall use its commercially reasonable efforts to assist the Operating Partnership in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Operating Partnership, but such Agent shall not have any liability to the Operating Partnership or the Company in the event any such purchase is not consummated for any reason. If the Operating Partnership shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Operating Partnership shall hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to such Agent the commission it would have received had such sale been consummated.
     8. Termination. This Distribution Agreement may be terminated at any time by the Operating Partnership or, as to any Agent, by the Operating Partnership or such Agent upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. In the event of such termination with respect to any Agent, this Distribution Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred. The termination of this Distribution Agreement shall not require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not require termination of this Distribution Agreement. If this Distribution Agreement is terminated, the provisions of the third paragraph of Section 2(a), Section 2(e), the last sentence of Section 3(e), and Sections 3(f), 3(k), 6, 7, 9, 10 and 13 hereof shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Operating Partnership but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 1, 2(b), 2(c), 3(d), 3(g), 3(h), 3(i), 3(j), 4 and 5 hereof shall also survive until such delivery has been made.
     9. Notices. All communications hereunder will be in writing and effective only on receipt, and, with respect to any party hereto, will be mailed, delivered or telefaxed and confirmed as follows:

to Morgan Stanley at:	1585 Broadway, 4th Floor
New York, New York, 10036
Attention: Manager, Financing Products Group
Telefax number: 212-761-1928

with a copy to:	1585 Broadway, 29th Floor
New York, New York, 10036
Attention: Investment Banking Department
Telefax number: 212-761-6691

to A.G. Edwards & Sons, Inc. at:	Joyce Opinsky
A.G. Edwards
One North Jefferson
St. Louis, MO 63103

to Banc of America Securities LLC at:	Banc of America Securities LLC 40 West 57th Street NY1-040-27-03
New York, NY 10019
Attention: High Grade Transaction Management/Legal

to Scotia Capital (USA) Inc. at:	Scotia Capital
One Liberty Plaza 165 Broadway-25th Floor
New York, NY 10006

to Commerzbank Capital Markets Corp. at:	Commerzbank Capital Markets Corp.
Attn: Debt Capital Markets
2 World Financial Center, 31st fl. New York, NY 10028

to Wachovia Capital Markets, LLC at:	Wachovia Securities
Attn: Debt Capital Markets
301 S. College St.

NC0602
Charlotte, NC 28288

to J.P. Morgan Securities Inc. at:	270 Park Avenue, 7th Floor
New York, NY 10017
Attn: Transaction Executive Group

to Wells Fargo Securities, LLC at:	Wells Fargo Securities, LLC
600 California St., Ste. 1600
San Francisco, CA 94107

to PNC Capital Markets LLC at:	PNC Capital Markets LLC
249 Fifth Avenue, 26th Floor Pittsburgh, PA 15222 Attention: Mr. Andrew J. Alexander

if to an Agent, with a copy to:	Gibson, Dunn & Crutcher LLP
One Montgomery Street
31st Floor
San Francisco, CA 94104
Attention: Douglas D. Smith, Esq.
Telefax number: (415) 986-5309

to the Company at:	Pier 1, Bay 1
San Francisco, California 94111
Attention: General Counsel
Telefax number: (415) 394-9000

with a copy to:	Latham & Watkins LLP
505 Montgomery St. Suite 2000
San Francisco, California 94111
Attention: Laura L. Gabriel and
Keith Benson
Telefax number: (415) 395-8095
     10. Successors. This Distribution Agreement and any Terms Agreement with respect to the purchase of Notes by any Agent as principal will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.
     11. Amendments. This Distribution Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Operating Partnership, the Guarantor and each Agent; provided that the Operating Partnership may from time to time amend this Distribution Agreement to add as a party hereto one or more additional firms registered under the Exchange Act without prior notice to or the consent of any Agent or the signature of any Agent on any such amendment, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Operating Partnership shall notify the Agents of any such amendment to add one or more additional firms on or before the Settlement Date to which such amendment relates.

'

     12.  No Fiduciary Duty. The Company acknowledges that in connection with the offering of the Notes: 1) the Agents have acted at arms length, are not the agents of, and owe no fiduciary duties to, the Operating Partnership or the Guarantor or any other person, 2) the Agents owe the Operating Partnership and the Guarantor only those duties and obligations set forth in this agreement and prior written agreements (to the extent not superseded by this agreement), if any, and 3) the Agents may have interests that differ from those of the Operating Partnership and the Guarantor. The Operating Partnership and the Guarantor each waives to the full extent permitted by applicable law any claims it may have against the Agents arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.
     13.  Counterparts. This Distribution Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     14. Applicable Law. This Distribution Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     15. Headings. The headings of the sections of this Distribution Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Distribution Agreement.
[Signature Page Follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Operating Partnership, the Guarantor and you.

Very truly yours,

AMB PROPERTY L.P.

By:	AMB Property Corporation,
its sole general partner

	By:	/s/ Michael P. Brown

Name: Michael P. Brown
Title: Vice President, Capital Markets

AMB PROPERTY CORPORATION

By:	/s/ Michael P. Brown

Name: Michael P. Brown
Title: Vice President, Capital Markets
[Signature page to Distribution Agreement]

The foregoing Distribution Agreement
is hereby confirmed and accepted
as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Michael Fusco
Name: Michael Fusco
Title: Executive Director

A.G. EDWARDS & SONS, INC.

By:	/s/ Douglas D. Rubenstein
Name: Douglas D. Rubenstein
Title: Managing Director

BANC OF AMERICA SECURITIES LLC

By:	/s/ Peter J. Carbone
Name: Peter J. Carbone
Title: Vice President

SCOTIA CAPITAL (USA) INC.

By:	/s/ Greg Woynarski
Name: Greg Woynarski
Title: Managing Director

COMMERZBANK CAPITAL MARKETS CORP.

By:	/s/ Katja Boerger
Name: Katja Boerger
Title: Head of Capital Markets, North America

By:	/s/ Robert Lord
Name: Robert Lord
Title: General Counsel and Secretary
[Signature page to Distribution Agreement]

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Teresa Hee
Name: Teresa Hee
Title: Managing Director

J.P. MORGAN SECURITIES INC.

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Erik Lai
Name: Erik Lai
Title: VP, Compliance Officer

PNC CAPITAL MARKETS LLC

By:	/s/ Andrew J. Alexander
Name: Andrew J. Alexander
Title: Director
[Signature page to Distribution Agreement]

Schedule I
AGENTS
Morgan Stanley & Co. Incorporated
A.G. Edwards & Sons, Inc.
Banc of America Securities LLC
Scotia Capital (USA) Inc.
Commerzbank Capital Markets Corp.
Wachovia Capital Markets LLC
J.P. Morgan Securities Inc.
Wells Fargo Securities, LLC
PNC Capital Markets LLC

EXHIBIT A
AMB PROPERTY, L.P.
SERIES C MEDIUM-TERM NOTES
TERMS AGREEMENT
[Date]
AMB PROPERTY, L.P.
Pier 1, Bay 1
San Francisco, California 94556
Attention: General Counsel
     Re: Distribution Agreement dated August 10, 2006 (the “Distribution Agreement”)
     The undersigned agrees to purchase as principal your Series C Medium-Term Notes (the “Notes”) having the following terms set forth below. The offering of the Notes will be made pursuant to a Base Prospectus dated July 21, 2006, as amended by a Prospectus Supplement dated August 10, 2006, and Pricing Supplement No. ___, which we expect to be dated on or about                     , [and an issuer free writing prospectus, which we expect to be dated on or about                     ], and a Term Sheet, which we expect to be dated on or about                      (collectively, the “Time of Sale Prospectus”). The Notes are expected to have the terms set forth below, but the final terms of the Notes will be those set forth in the Time of Sale Prospectus.

All Notes:

Principal Amount:	Settlement Date and Time
(Original Issue Date):

Specified Currency:	Maturity Date:

Principal Financial Center:	Trade Date:

Form:	Agent’s Commission or Discount:

Exchange Rate Agent:	Net Proceeds to Issuer:

Interest Payment Dates:	Authorized Denomination:

Redemption:
Redemption Commencement Date:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction:	Regular Record Dates:

Discount Note:	Repayment:

All Notes:

Issue Price:
Total Amount of OID:
Yield to Maturity:	Optional Repayment Date(s):
Initial Accrual Period:	Repayment Price:
Exhibit A – Page 2

Fixed Rate Notes:	Floating Rate Notes:
Interest Rate:	Initial Interest Rate:
Other/Additional Terms:	Calculation Agent:
Price to Public:	Interest Rate Basis:
Index Maturity:
Interest Reset Frequency:
Initial Interest Reset Date:
Interest Reset Date(s):
Interest Determination Date(s):
Maximum Interest Rate:
Minimum Interest Rate:
Spread:
Spread Multiplier:
Interest Category:
Other/Additional Terms:
     The provisions of Sections 1, 2(b), 2(c), 3 through 6, and 9 through 14 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.
     This Terms Agreement may be terminated at any time by any party upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of the Distribution Agreement shall not require termination of this Terms Agreement, and the termination of this Terms Agreement shall not require termination of the Distribution Agreement. This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is terminated, the provisions of Sections 3(k), 6, 9, 10 and 13 of the Distribution Agreement shall survive for the purposes of this Agreement.
Exhibit A – Page 3

     The following information, opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement will be required:

[NAME OF RELEVANT AGENT(S)]

By:

Name:
Title:

Accepted:

AMB PROPERTY, L.P.

By:	AMB Property Corporation,
its General Partner

By:
Name:
Title:
Exhibit A – Page 4

EXHIBIT B
AMB PROPERTY L.P.
SERIES C MEDIUM-TERM NOTES
ADMINISTRATIVE PROCEDURES
     Explained below are the administrative procedures and specific terms of the offering of Series C Medium-Term Notes (the “Notes”), on a continuous basis by AMB Property L.P. (the “Operating Partnership”) pursuant to the Distribution Agreement, dated as of August 10, 2006 (the “Distribution Agreement”) among the Operating Partnership, AMB Property Corporation, a Maryland corporation, the sole general partner of the Operating Partnership and guarantor of the Notes (the “Guarantor”) and Morgan Stanley & Co. Incorporated, A.G. Edwards & Sons, Inc., Banc of America Securities LLC, Scotia Capital (USA) Inc., Commerzbank Capital Markets Corp., Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc., Wells Fargo Securities, LLC, PNC Capital Markets LLC and each other Agent set forth on Schedule I to the Distribution Agreement (the “Agents”). The Notes will be issued under an Indenture and the Seventh Supplemental Indenture dated as of August 10, 2006 (together, the “Indenture”), and each by and among the Operating Partnership, the Guarantor, and U.S. Bank National Association, a national association organized and existing under the laws of the United States of America, as successor-in-interest to State Street Bank and Trust Company of California, N.A., as Trustee (the “Trustee”). In the Distribution Agreement, the Agents have agreed to use reasonable best efforts to solicit purchases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through an Agent, as agent of the Operating Partnership. An Agent, as principal, may also purchase Notes for its own account, and if requested by such Agent, the Operating Partnership and such Agent will enter into a terms agreement (a “Terms Agreement”), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by an Agent, as principal, unless otherwise specified in the applicable Terms Agreement.
     The Trustee will initially be the Registrar, Calculation Agent, Authenticating Agent, Exchange Rate Agent and Paying Agent for the Notes and will perform the duties specified herein. The Operating Partnership may from time to time name other or additional Registrars, Calculation Agents, Authenticating Agents, Exchange Rate Agents and Paying Agents. Each Note will be represented by either a Global Security (as defined below) delivered to the Trustee, as agent for The Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC (a “Book-Entry Note”) or a certificate delivered to the holder thereof or a person designated by such holder (a “Certificated Note”). Except as set forth in the Indenture, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.
     Book-Entry Notes, which may be payable only in U.S. dollars, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC’s operating procedures. Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined in the Indenture, the Notes or any prospectus supplement relating to the Notes, capitalized terms used herein but not defined herein shall have the meanings given to them in the Distribution Agreement.

     Unless otherwise specified by the Operating Partnership, the Agents are to communicate with the Chief Financial Officer regarding offers to purchase Notes and the related settlement details.
PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES
     In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Operating Partnership, the Guarantor and the Trustee to DTC, dated as of August 10, 2006, and a Medium-Term Note Certificate Agreement between the Trustee and DTC, dated November 6, 2003 (the “MTN Certificate Agreement”), and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Issuance:	On any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, the Operating Partnership will issue a single global security in fully registered form without coupons (a “Global Security”) representing up to U.S. $500,000,000 principal amount of all such Notes that have the same Original Issue Date, Maturity Date and other terms. Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an “Interest Accrual Date,” which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. Book-Entry Notes may be payable only in U.S. dollars. No Global Security will represent any Certificated Note.

Denominations:	Book-Entry Notes will be issued in principal amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000. Global Securities will be denominated in principal amounts not in excess of U.S. $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each U.S. $500,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Preparation of
Pricing
Exhibit B – Page 2

Supplement:	If any offer to purchase a Book-Entry Note is accepted by or on behalf of the Operating Partnership, the Operating Partnership will prepare a free writing prospectus and/or Term Sheet, as applicable, and a pricing supplement (a “Pricing Supplement”) reflecting the terms of such Note. The Operating Partnership (i) will arrange to file with the Commission such Term Sheet and Pricing Supplement in accordance with, in the case of any free writing prospectus and/or Term Sheet, as applicable, Rule 433 under the Securities Act and, in the case of the Pricing Supplement, the applicable paragraph of Rule 424(b) under the Act and (ii) will, with respect to each of the free writing prospectus and/or Term Sheet, as applicable, and the Pricing Supplement, as soon as possible and in any event not later than the date on which the applicable document is filed with the Commission, deliver the number of copies of such free writing prospectus, Term Sheet and/or Pricing Supplement to the relevant Agent as such Agent shall reasonably request.

In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated free writing prospectus, Term Sheets, Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:	The receipt by the Operating Partnership of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute “settlement” with respect to such Note. All offers accepted by the Operating Partnership will be settled on the third Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Operating Partnership and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement Procedures:	Settlement Procedures with regard to each Book-Entry Note sold by the Operating Partnership to or through an Agent (unless otherwise specified pursuant to a Terms Agreement with respect to the purchase of Notes by any Agent as principal) shall be as follows:
A.	The relevant Agent will advise the Operating Partnership by telephone that such Note is a Book-Entry Note and of the following settlement information:
1.	Principal amount.

2.	Settlement date and time (Original Issue Date).

3.	Specified Currency and Principal Financial Center.

4.	Maturity Date.

5.	Trade Date.
Exhibit B – Page 3

6.	Exchange Rate Agent (if other than and U.S. Bank National Association)

7.	Agent’s commission or discount (if any) determined as provided in the Distribution Agreement.

8.	Net Proceeds to Issuer.

9.	Authorized Denomination (if other than $1,000 or integral multiples thereof).

10.	Interest Payment Date(s).

11.	Regular Record Dates.

12.	Redemption or repayment provisions (if any).

13.	Whether the Note is an Original Issue Discount Note (an “OID Note”), and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID.

14.	In the case of a Fixed Rate Note:
(a)	the Interest Rate.
15.	In the case of a Floating Rate Note:
(a)	the Initial Interest Rate (if known at such time).

(b)	Calculation Agent (if other than and U.S. Bank National Association).

(c)	Interest Rate Basis which may include:
•	CD Rate

•	Commercial Paper Rate

•	CMT Rate

•	EURIBOR

•	Federal Funds Rate

•	LIBOR

•	Prime Rate

•	Treasury Rate

•	Other
(d)	Index Maturity.

(e)	Interest Reset Frequency.
Exhibit B – Page 4

(f)	Maximum Interest Rate.

(g)	Minimum Interest Rate.

(h)	Initial Interest Reset Date.

(i)	Interest Reset Date(s).

(j)	Interest Determinations Date.

(k)	Spread and/or Spread Multiplier (if any).

(l)	whether the Note is:
•	a Regular Floating Rate Note

•	a Floating Rate/Fixed Rate Note (in which case the fixed rate commencement date and the fixed interest rate shall be specified) or

•	an Inverse Floating Rate Note (in which case the fixed interest rate shall be specified).
16.	Any other applicable terms including the applicability of an Addendum or Other Additional Provisions.
B.	The Operating Partnership will advise the Trustee by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure ”A” above. The Trustee will then assign a CUSIP number to the Global Security representing such Note and will notify the Operating Partnership and the relevant Agent of such CUSIP number by telephone as soon as practicable.
C.	The Trustee will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC, the relevant Agent and Standard & Poor’s Corporation:
1.	The information set forth in Settlement Procedure “A”.

2.	The Initial Interest Payment Date for such Note, the number of days by which such date succeeds the related DTC Record Date (which in the case of Floating Rate Notes which reset daily or weekly, shall be the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of other Notes, shall be the Record Date as defined in the Note) and, if known, the amount of interest payable on such Initial Interest Payment Date.

3.	The CUSIP number of the Global Security representing such Note.

4.	Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).
Exhibit B – Page 5

5.	The number of participant accounts to be maintained by DTC on behalf of the relevant Agent and the Trustee.
D.	The Trustee will complete and authenticate the Global Security representing such Note.

E.	DTC will credit such note to the Trustee’s participant account at DTC.

F.	The Trustee will enter an SDFS deliver order through DTC’s participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to the relevant Agent’s participant account and (ii) debit such Agent’s settlement account and credit the Trustee’s settlement account for an amount equal to the price of such Note less such Agent’s commission (if any). The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the MTN Certificate Agreement.

G.	Unless the relevant Agent is the end purchaser of such Note, such Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to such Agent’s participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

H.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “F” and “G” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

I.	The Trustee will credit to the account of the Operating Partnership maintained at Bank of America, Dallas, Texas, ABA #026009593, Account # 3750785562, Account Name: AMB Property, LP, or such other account as the Operating Partnership may from time to time direct, in immediately available funds the amount transferred to the Trustee in accordance with Settlement Procedure “F”.

J.	Unless the relevant Agent is the end purchaser of such Note, such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

K.	Monthly, the Trustee will send to the Operating Partnership, a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Operating Partnership has advised the Trustee that have not yet been settled.

Settlement Procedures Timetable:	For Sales by the Operating Partnership of Book-Entry Notes to or through an Agent (unless otherwise specified pursuant to a Terms Agreement with respect to the purchase of Notes by any Agent as principal) for settlement on the first Business Day after the sale date, Settlement Procedures “A” through
Exhibit B – Page 6

“J” set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

Settlement
Procedure	Time
A	11:00 A.M. on sale date
B	12:00 Noon on sale date
C	2:00 P.M. on sale date
D	9:00 A.M. on settlement date
E	10:00 A.M. on settlement date
F-G	2:00 P.M. on settlement date
H	4:45 P.M. on settlement date
I-J	5:00 P.M. on settlement date

If a sale is to be settled more than one (1) Business Day after the sale date, Settlement Procedures “A”, “B” and “C” shall be completed as soon as practicable but no later than 11:00 A.M., 12:00 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the first Business Day before the settlement date. Settlement Procedure “H” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee, after receiving notice from the Operating Partnership or the relevant Agent, will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately proceeding the scheduled settlement date.

If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure “F”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Trustee’s participant account, provided that the Trustee’s participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security “canceled,” make appropriate entries in the Trustee’s records and send such canceled Global Security to the Operating Partnership. The CUSIP number assigned to such Global Security shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor’s Corporation, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to
Exhibit B – Page 7

one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the relevant Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “F” and “C”, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement procedures “D” and “F”, for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.
Exhibit B – Page 8

PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES
     The Trustee will serve as Registrar in connection with the Certificated Notes.

Issuance:	Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee. Each Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Preparation of Pricing Supplement:	If any offer to purchase a Certificated Note is accepted by or on behalf of of the Operating Partnership, the Operating Partnership will prepare a Pricing Supplement reflecting the terms of such Note. The Operating Partnership (i) will arrange to file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and (ii) will, as soon as possible and in any event not later than the date on which such Pricing Supplement is filed with the Commission, deliver the number of copies of such Pricing Supplement to the relevant Agent as such Agent shall request.

In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:	The receipt by the Operating Partnership of immediately available funds in exchange for an authenticated Certificated Note delivered to the relevant Agent and such Agent’s delivery of such Note against receipt of immediately available funds shall constitute “settlement” with respect to such Note. All offers accepted by the Operating Partnership will be settled on the third Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Operating Partnership and the purchaser agree to settlement on another date, which date shall be no earlier than the next Business Day.

Settlement Procedures:	Settlement Procedures with regard to each Certificated Note sold by the Operating Partnership to or through an Agent (unless otherwise specified pursuant to a Terms Agreement with respect to the purchase of Notes by any Agent as principal) shall be as follows:
A.	The relevant Agent will advise the Operating Partnership by telephone that such Note is a Certificated Note and of the following settlement information:
Exhibit B – Page 9

1.	Name in which such Note is to be registered (“Registered Holder”).

2.	Address of the Registered Holder and address for payment of principal and interest.

3.	Taxpayer identification number of the Registered Holder (if available).

4.	Principal amount.

5.	Settlement date and time (Original Issue Date).

6.	Specified Currency and Principal Financial Center.

7.	Maturity Date.

8.	Trade Date.

9.	Exchange Rate Agent (if other than and U.S. Bank National Association).

10.	Agent’s commission or discount (if any) determined as provided in the Distribution Agreement.

11.	Authorized Denomination (if other than $1,000 or integral multiples thereof).

12.	Interest Payment Date(s).

13.	Regular Record Dates

14.	Redemption or repayment provisions (if any).

15.	Whether the Note is an Original Issue Discount Note (an “OID Note”), and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID.

16.	In the case of a Fixed Rate Note:
(a)	the Interest Rate.
17	In the case of a Floating Rate Note:
(a)	the Initial Interest Rate (if known at such time).

(b)	Calculation Agent (if other than U.S. Bank National Association).

(c)	Interest Rate Basis which may include:
•	CD Rate

•	Commercial Paper Rate
Exhibit B – Page 10

•	CMT Rate

•	EURIBOR

•	Federal Funds Rate

•	LIBOR

•	Prime Rate

•	Treasury Rate

•	Other
(d)	Index Maturity.

(e)	Interest Reset Frequency.

(f)	Maximum Interest Rate.

(g)	Minimum Interest Rate.

(h)	Initial Interest Reset Date.

(i)	Interest Reset Date(s).

(j)	Interest Determinations Date.

(k)	Spread and/or Spread Multiplier (if any).

(l)	whether the Note is:
•	a Regular Floating Rate Note

•	a Floating Rate/Fixed Rate Note (in which case the fixed rate commencement date and the fixed interest rate shall be specified) or

•	an Inverse Floating Rate Note (in which case the fixed interest rate shall be specified).
(m)	Any other applicable terms including the applicability of an Addendum or Other/Additional Provisions.
B.	The Operating Partnership will advise the Trustee by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure “A” above.
C.	The Operating Partnership will have delivered to the Trustee a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Operating Partnership, the relevant Agent and the Trustee:
1.	Note with customer confirmation.

2.	Stub One — For the Trustee.
Exhibit B – Page 11

3.	Stub Two — For the relevant Agent.

4.	Stub Three — For the Operating Partnership.
D.	The Trustee will complete such Note and authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the relevant Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by such Agent for payment to the account of the Operating Partnership at Bank of America, Dallas, Texas, ABA #026009593, Account # 3750785562, Account Name: AMB Property, LP, or to such other account as the Operating Partnership shall have specified to such Agent and the Trustee, in immediately available funds, of an amount equal to the price of such Note less such Agent’s commission (if any). In the event that the instructions given by such Agent for payment to the account of the Operating Partnership are revoked, the Operating Partnership will as promptly as possible wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment made.

E.	Unless the relevant Agent is the end purchaser of such Note, such Agent will deliver such Note (with confirmation) to the customer against payment in immediately available funds. Such Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

F.	The Trustee will send Stub Three to the Operating Partnership by first-class mail. Monthly, the Trustee will also send to the Operating Partnership a statement setting forth the principal amount of the Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Operating Partnership has advised the Trustee that have not yet been settled.

Settlement Procedures Timetable:	For sales by the Operating Partnership of Certificated Notes to or through an Agent (unless otherwise specified pursuant to a Terms Agreement with respect to the purchase of Notes by any Agent as principal), Settlement Procedures “A” through “F” set forth above shall be completed on or before the respective times in New York City set forth below:

Settlement
Procedure	Time
A	2:00 P.M. on day before settlement date
B	3:00 P.M. on day before settlement date
C-D	2:15 P.M. on settlement date
E	3:00 P.M. on settlement date
F	5:00 P.M. on settlement date

Failure to Settle:	If a purchaser fails to accept delivery of and make payment for any Certificated Note, the relevant Agent will notify the Operating Partnership and the Trustee by telephone and return such Note to the Trustee. Upon
Exhibit B – Page 12

receipt of such notice, the Operating Partnership will immediately wire transfer to the account of such Agent an amount equal to the amount credited to the account of the Operating Partnership in accordance with Settlement Procedure D. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Operating Partnership will reimburse such Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Operating Partnership. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note “cancelled,” make appropriate entries in the Trustee’s records and send such Note to the Operating Partnership.
Exhibit B – Page 13